Exhibit 99.1
CENTRAL GARDEN & PET ANNOUNCES Q1 FISCAL 2026 FINANCIAL RESULTS

Delivers fiscal 2026 Q1 GAAP diluted EPS of $0.11 and non-GAAP diluted EPS of $0.21 compared with $0.21 a year ago
Reaffirms outlook for fiscal 2026 non-GAAP diluted EPS of $2.70 or better

WALNUT CREEK, Calif. – Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) (“Central”), a leading consumer goods company in the pet and garden industries, today announced financial results for its fiscal 2026 first quarter ended December 27, 2025.
“We delivered a solid start to the fiscal year, with disciplined execution across the business, particularly when measured against a strong prior-year first quarter,” said Niko Lahanas, CEO of Central Garden & Pet. “First quarter results also reflected shipment timing, with volumes shifting into the second quarter. With Cost and Simplicity firmly embedded in our operations, we are sharpening our focus on growth and innovation across the portfolio, recognizing that results will build over time. We remain encouraged by the momentum in the business and confident in our outlook for the year as we advance our Central to Home strategy.”

Fiscal 2026 First Quarter Financial Results
(All comparisons versus Q1 FY 2025)
Net sales were $617 million compared with $656 million.
Gross margin expanded by 110 basis points to 30.9%, compared with 29.8% driven by improved productivity. Non-GAAP gross margin was 30.8%.
Operating income totaled $17 million, compared with $28 million. Non-GAAP operating income was $24 million. Operating margin moved to 2.7% from 4.3%, while non-GAAP operating margin was 3.9%.
Other income was $0.2 million, compared with other expense of $2 million.
Net interest expense of $8 million was fairly consistent with the prior year.
Net income was $7 million compared with $14 million. Non-GAAP net income was $13 million. GAAP diluted earnings per share were $0.11 compared with $0.21, while non-GAAP diluted earnings per share were $0.21.
Adjusted EBITDA was $50 million compared with $55 million.

Pet Segment First Quarter Fiscal 2026 Results
(All comparisons versus Q1 FY 2025)
Net sales in the Pet segment were $416 million compared with $427 million, primarily reflecting portfolio optimization efforts, including the rationalization of lower-margin categories and the closure of Central's U.K. operations, as well as shipment timing.
Operating income was $50 million compared with $51 million. Non-GAAP operating income was also $50 million. Operating margin was 12.0%, in line with the prior year, and non-GAAP operating margin was 12.1%.
Adjusted EBITDA was $60 million compared with $61 million.

Exhibit 99.1

Garden Segment First Quarter Fiscal 2026 Results
(All comparisons versus Q1 FY 2025)
Net sales in the Garden segment were $202 million, compared with $229 million, reflecting shipment timing, with volumes shifting into the second quarter, and portfolio optimization efforts, including the rationalization of select Live Plants categories.
Operating loss was $10 million, compared with operating income of $2 million, and non-GAAP operating loss was $2 million. Operating margin moved to (4.8)% from 1.1%, while non-GAAP operating margin was (1.2)%.
Adjusted EBITDA was $8 million compared with $14 million.

Liquidity and Debt
(All comparisons versus Q1 FY 2025)
Cash and cash equivalents at December 27, 2025, totaled $721 million, compared with $618 million.
Cash used by operations was $70 million, compared with $69 million.
Total debt was $1.2 billion, consistent with the prior year. Gross leverage, calculated using the definitions for Indebtedness and EBITDA in Central's credit agreement, ended the first quarter at 2.9x, consistent with the prior year and below the target range of 3.0 to 3.5x. Central had no borrowings outstanding under its credit facility at quarter end.
Central repurchased 660,000 shares for $18.5 million during the quarter. As of December 27, 2025, $28 million remained available for future stock repurchases.

Cost and Simplicity Agenda
Central made further progress in its multi-year Cost and Simplicity agenda, a broad-based effort spanning sourcing, manufacturing, distribution, portfolio optimization, and overhead efficiency. These actions are streamlining operations, reducing complexity, and driving margin improvement across the organization.
During the quarter, non-GAAP adjustments totaled $8 million, primarily related to facility closures in the Garden segment, with costs largely associated with lease exit and severance expenses.
Fiscal 2026 Guidance
Central continues to expect fiscal 2026 non-GAAP diluted EPS of $2.70 or better, reflecting continued margin discipline, cost efficiency initiatives, and portfolio optimization.
The outlook incorporates current assumptions regarding a competitive and promotional retail environment, value-oriented consumer behavior, current tariffs, and inflation in select commodity categories, within a dynamic macroeconomic and geopolitical environment.
Capital expenditures are projected to be approximately $50 million to $60 million, focused on maintenance, productivity initiatives, and targeted growth investments across both segments.

Exhibit 99.1
This outlook excludes any potential impacts from acquisitions, divestitures, or restructuring activities that may occur during fiscal 2026, including projects under Central's Cost and Simplicity agenda.
Conference Call
Central will hold a conference call today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time), hosted by CEO Niko Lahanas and CFO Brad Smith, to discuss these results and to provide a general business update. The conference call and related materials can be accessed at http://ir.central.com.
Alternatively, to listen to the call by telephone, dial (201) 689-8345 (domestic and international) using confirmation #13757410.
About Central Garden & Pet
Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) is a leading consumer goods company in the pet and garden industries. Guided by the belief that home is central to life, the company's purpose is to proudly nurture happy and healthy homes. For over 45 years, its innovative and trusted solutions have helped lawns grow greener, gardens bloom bigger, pets live healthier, and communities grow stronger. Central is home to a diversified portfolio of market-leading brands including Amdro®, Aqueon®, Best Bully Sticks®, Cadet®, C&S®, Farnam®, Ferry-Morse®, Kaytee®, Nylabone®, Pennington®, Sevin® and Zoёcon®. With fiscal 2025 net sales of $3.1 billion, the company has strong manufacturing and logistics capabilities supported by a passionate, entrepreneurial growth culture that incorporates sustainability. Central is headquartered in Walnut Creek, California, and employs more than 6,000 people, primarily across North America. Visit www.central.com to learn more.
Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, including statements concerning evolving consumer demand and unfavorable retailer dynamics, productivity initiatives, estimated capital spending, and earnings guidance for fiscal 2026, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. All forward-looking statements are based upon Central's current expectations and various assumptions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release including, but not limited to, the following factors:
•economic uncertainty and other adverse macroeconomic conditions, including a potential recession or inflationary pressure;
•impacts of further tariffs or a trade war;
•risks associated with international sourcing;
•fluctuations in energy prices, fuel and related petrochemical costs;
•declines in consumer spending and the associated increased inventory risk;
•seasonality and fluctuations in our operating results and cash flow;
•adverse weather conditions and climate change;
•the success of our Central to Home strategy and our Cost and Simplicity agenda;

Exhibit 99.1
•fluctuations in market prices for seeds and grains and other raw materials, including the impact of significant declines in grass seed market prices on our inventory valuation;
•risks associated with new product introductions, including the risk that our new products will not produce sufficient sales to recoup our investment;
•dependence on a small number of customers for a significant portion of our business;
•consolidation trends in the retail industry;
•supply shortages in pet birds, small animals and fish;
•potential credit risk associated with certain brick and mortar retailers in the pet specialty segment;
•reductions in demand for our product categories;
•competition in our industries;
•continuing implementation of an enterprise resource planning information technology system;
•regulatory issues;
•potential environmental liabilities;
•access to and cost of additional capital;
•the impact of product recalls;
•risks associated with our acquisition strategy, including our ability to successfully integrate acquisitions and the impact of purchase accounting on our financial results;
•potential goodwill or intangible asset impairment;
•the potential for significant deficiencies or material weaknesses in internal control over financial reporting, particularly of acquired companies;
•our dependence upon our key executives;
•our ability to recruit and retain members of our management team and employees to support our businesses;
•potential costs and risks associated with actual or potential cyberattacks;
•our ability to protect our trademarks and other proprietary rights;
•litigation and product liability claims;
•the impact of new accounting regulations and the possibility our effective tax rate will increase as a result of future changes in the corporate tax rate or other tax law changes;
•potential dilution from issuance of authorized shares; and
•the voting power associated with our Class B stock.

These and other risks are described in greater detail in Central’s Annual Report on Form 10-K for the fiscal year ended September 27, 2025, filed with the Securities and Exchange Commission on November 26, 2025. Central has not filed its Form 10-Q for the fiscal quarter ended December 27, 2025. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time the Company files the Form 10-Q. Central assumes no obligation to publicly update these forward-looking statements to reflect new information, future events, or any other development.

Investor & Media Contact
Friederike Edelmann

Exhibit 99.1
VP, Investor Relations & Corporate Sustainability
(925) 412-6726
fedelmann@central.com

# # #
(Tables Follow)

CENTRAL GARDEN & PET COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts, unaudited)

	December 27, 2025	December 28, 2024	September 27, 2025
ASSETS
Current assets:
Cash and cash equivalents	$721,150	$618,020	$882,488
Restricted cash	16,090	14,649	15,945
Accounts receivable (less allowance for credit losses and customer allowances of $8,328, $5,996 and $8,011)	357,803	399,443	325,297
Inventories, net	836,270	815,782	722,106
Prepaid expenses and other	34,381	39,919	30,294
Total current assets	1,965,694	1,887,813	1,976,130
Plant, property and equipment, net	359,004	370,673	363,188
Goodwill	554,692	551,361	554,692
Other intangible assets, net	441,270	465,914	447,643
Operating lease right-of-use assets	204,503	195,775	222,863
Other assets	118,264	64,319	61,127
Total	$3,643,427	$3,535,855	$3,625,643
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$263,587	$221,903	$234,618
Accrued expenses	257,497	262,952	247,213
Current lease liabilities	52,850	58,623	56,865
Current portion of long-term debt	61	173	62
Total current liabilities	573,995	543,651	538,758
Long-term debt	1,192,092	1,190,271	1,191,641
Long-term lease liabilities	181,056	163,271	191,739
Deferred income taxes and other long-term obligations	120,324	118,831	118,572
Equity:
Common stock ($0.01 par value; 9,650,221, 10,718,231, 9,650,221 outstanding at December 27, 2025, December 28, 2024 and September 27, 2025, respectively)	97	107	97
Class A common stock ($0.01 par value: 51,005,497, 53,128,604 and 51,618,682 shares outstanding at December 27, 2025, December 28, 2024 and September 27, 2025, respectively)	510	531	516
Class B stock ($0.01 par value: 1,602,374 shares outstanding at December 27, 2025, December 28, 2024 and September 27, 2025)	16	16	16
Additional paid-in capital	568,702	586,777	571,392
Retained earnings	1,009,448	936,344	1,015,096
Accumulated other comprehensive loss	(3,357)	(4,661)	(3,849)
Total Central Garden & Pet Company shareholders’ equity	1,575,416	1,519,114	1,583,268
Noncontrolling interest	544	717	1,665
Total equity	1,575,960	1,519,831	1,584,933
Total	$3,643,427	$3,535,855	$3,625,643

Exhibit 99.1
CENTRAL GARDEN & PET COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended
	December 27, 2025	December 28, 2024
Net sales	$617,373	$656,436
Cost of goods sold	426,765	460,737
Gross profit	190,608	195,699
Selling, general and administrative expenses	174,075	167,707
Operating income	16,533	27,992
Interest expense	(14,511)	(14,470)
Interest income	6,744	6,740
Other income (expense)	182	(1,717)
Income before income taxes and noncontrolling interest	8,948	18,545
Income tax expense	2,089	4,364
Income including noncontrolling interest	6,859	14,181
Net income attributable to noncontrolling interest	18	172
Net income attributable to Central Garden & Pet Company	$6,841	$14,009
Net income per share attributable to Central Garden & Pet Company:
Basic	$0.11	$0.22
Diluted	$0.11	$0.21
Weighted average shares used in the computation of net income per share:
Basic	61,409	64,552
Diluted	62,064	65,449

Exhibit 99.1
CENTRAL GARDEN & PET COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended
	December 27, 2025	December 28, 2024
Cash flows from operating activities:
Net income	$6,859	$14,181
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	20,659	21,934
Amortization of deferred financing costs	635	673
Non-cash lease expense	15,223	15,131
Stock-based compensation	4,825	5,510
Deferred income taxes	1,796	1,276
Other operating activities	3,968	(600)
Change in assets and liabilities (excluding businesses acquired):
Accounts receivable	(32,288)	(73,439)
Inventories	(113,016)	(59,356)
Prepaid expenses and other assets	(3,371)	(7,522)
Accounts payable	29,632	10,342
Accrued expenses	10,108	17,450
Other long-term obligations	(61)	(73)
Operating lease liabilities	(15,191)	(14,339)
Net cash used in operating activities	(70,222)	(68,832)
Cash flows from investing activities:
Additions to plant, property and equipment	(10,812)	(6,100)
Payments to acquire companies, net of cash acquired	(57,000)	(3,318)
Net cash used in investing activities	(67,812)	(9,418)
Cash flows from financing activities:
Repayments of long-term debt	(14)	(78)
Repurchase of common stock, including shares surrendered for tax withholding	(20,011)	(54,022)
Distribution to noncontrolling interest	(1,139)	(1,346)
Payment of financing costs	(2,329)	—
Net cash used in financing activities	(23,493)	(55,446)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	334	(2,038)
Net decrease in cash, cash equivalents and restricted cash	(161,193)	(135,734)
Cash, cash equivalents and restricted cash at beginning of period	898,433	768,403
Cash, cash equivalents and restricted cash at end of period	$737,240	$632,669
Supplemental information:
Cash paid for interest	$19,944	$19,903
Lease liabilities arising from obtaining right-of-use assets	$444	$4,789

Exhibit 99.1
Use of Non-GAAP Financial Measures
We report our financial results in accordance with GAAP. However, to supplement the financial results prepared in accordance with GAAP, we use non-GAAP financial measures including non-GAAP net income and diluted net income per share, non-GAAP operating income, and adjusted EBITDA. Management uses these non-GAAP financial measures that exclude the impact of specific items (described below) in making financial, operating and planning decisions and in evaluating our performance. Also, Management believes that these non-GAAP financial measures may be useful to investors in their assessment of our ongoing operating performance and provide additional meaningful comparisons between current results and results in prior operating periods. While Management believes that non-GAAP measures are useful supplemental information, such adjusted results are not intended to replace our GAAP financial results and should be read in conjunction with those GAAP results.
Adjusted EBITDA is defined by us as income before income tax, net other expense, net interest expense and depreciation and amortization and stock-based compensation expense (or operating income plus depreciation and amortization expense and stock-based compensation expense). Adjusted EBITDA further excludes charges related to facility closures. We present adjusted EBITDA because we believe that adjusted EBITDA is a useful supplemental measure in evaluating the cash flows and performance of our business and provides greater transparency into our results of operations. Adjusted EBITDA is used by our management to perform such evaluations. Adjusted EBITDA should not be considered in isolation or as a substitute for cash flow from operations, income from operations or other income statement measures prepared in accordance with GAAP. We believe that adjusted EBITDA is frequently used by investors, securities analysts and other interested parties in their evaluation of companies, many of which present adjusted EBITDA when reporting their results. Other companies may calculate adjusted EBITDA differently and it may not be comparable.
The reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables below.
Non-GAAP financial measures reflect adjustments based on the following items:
•Facility closures and business exit: we have excluded charges related to the closure of distribution and manufacturing facilities and our decisions to exit businesses as they represent infrequent transactions that impact the comparability between operating periods. We believe these exclusions supplement the GAAP information with a measure that may be useful to investors in assessing the sustainability of our operating performance.
•Tax impact: adjustment represents the impact of the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income. The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments.
From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful supplemental information to investors and management.
We have not provided a reconciliation of non-GAAP measures to the corresponding GAAP measures on a forward-looking basis as we cannot do so without unreasonable efforts due to the potential variability and limited visibility of excluded items; these excluded items may include facility closures and exit costs, impairment charges and restructuring costs, among others.
1.During the first quarter of fiscal 2026, we recognized incremental expense of $7.7 million in the consolidated statement of operations, $7.2 million in our Garden segment related to the closure of three distribution centers in fiscal 2025 and 2024, and an incremental $0.5 million in our Pet segment related to the closure of a sales and logistics facility in Pennsylvania.

Net Income and Diluted Net Income Per Share
GAAP to Non-GAAP Reconciliation		Three Months Ended
		December 27, 2025	December 28, 2024
		(in thousands, except per share amounts)
GAAP net income attributable to Central Garden & Pet Company		$6,841	$14,009
Facility closures	(1)	7,746	—
Tax effect of adjustments		(1,808)	—
Non-GAAP net income attributable to Central Garden & Pet Company		$12,779	$14,009
GAAP diluted net income per share		$0.11	$0.21
Non-GAAP diluted net income per share		$0.21	$0.21
Shares used in GAAP and non-GAAP diluted net earnings per share calculation		62,064	65,449

Exhibit 99.1

Operating Income
GAAP to Non-GAAP Reconciliation	Three Months Ended December 27, 2025
	GAAP	Non-GAAP adjustments(1)	Non-GAAP
	(in thousands)
Net sales	$617,373	$—	$617,373
Cost of goods sold	426,765	(601)	427,366
Gross profit	$190,608	$601	$190,007
Selling, general and administrative expenses	174,075	8,347	165,728
Income from operations	$16,533	$(7,746)	$24,279

Gross margin	30.9%		30.8%
Operating margin	2.7%		3.9%

Pet Segment Operating Income
GAAP to Non-GAAP Reconciliation		Three Months Ended
		December 27, 2025	December 28, 2024
		(in thousands)
GAAP operating income		$49,800	$51,257
Facility closures	(1)	506	—
Non-GAAP operating income		$50,306	$51,257

GAAP operating margin		12.0%	12.0%
Non-GAAP operating margin		12.1%	12.0%

Garden Segment Operating Income
GAAP to Non-GAAP Reconciliation		Three Months Ended
		December 27, 2025	December 28, 2024
		(in thousands)
GAAP operating (loss) income		$(9,679)	$2,423
Facility closures	(1)	7,240	—
Non-GAAP operating (loss) income		$(2,439)	$2,423

GAAP operating margin		(4.8)%	1.1%
Non-GAAP operating margin		(1.2)%	1.1%

Exhibit 99.1

Adjusted EBITDA
GAAP to Non-GAAP Reconciliation		Three Months Ended December 27, 2025
		Pet	Garden	Corporate	Total
		(in thousands)
Net income attributable to Central Garden & Pet Company		$—	$—	$—	$6,841
Interest expense, net		—	—	—	7,767
Other income		—	—	—	(182)
Income tax expense		—	—	—	2,089
Net income attributable to noncontrolling interest		—	—	—	18
Income (loss) from operations		49,800	(9,679)	(23,588)	16,533
Depreciation & amortization		10,137	10,274	248	20,659
Noncash stock-based compensation		—	—	4,825	4,825
Facility closures	(1)	506	7,240	—	7,746
Adjusted EBITDA		$60,443	$7,835	$(18,515)	$49,763

Adjusted EBITDA
GAAP to Non-GAAP Reconciliation	Three Months Ended December 28, 2024
	Pet	Garden	Corporate	Total
	(in thousands)
Net income attributable to Central Garden & Pet Company	$—	$—	$—	$14,009
Interest expense, net	—	—	—	7,730
Other expense	—	—	—	1,717
Income tax expense	—	—	—	4,364
Net income attributable to noncontrolling interest	—	—	—	172
Income (loss) from operations	51,257	2,423	(25,688)	27,992
Depreciation & amortization	10,080	11,131	723	21,934
Noncash stock-based compensation	—	—	5,510	5,510
Adjusted EBITDA	$61,337	$13,554	$(19,455)	$55,436